EXHIBIT 99.1

Kohlberg Capital Corporation to Report Third Quarter 2008 Results On November 10, 2008

NEW YORK, Oct. 29, 2008 (GLOBE NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) will report its financial results for the third quarter ended September 30, 2008 the morning of Monday, November 10, 2008. The company will host a conference call the same day at 4:00 p.m. Eastern.

To access the call please dial 877-591-4949 approximately 10 minutes prior to the start of the conference call. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kohlbergcapital.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7pm ET for approximately 90 days.

A replay of this conference call will be available from 7:00 p.m. on November 10 until 11:59 p.m. Eastern time on November 20th. The dial in number for the replay is 888-203-1112 and the conference ID is 7154297.

About Kohlberg Capital Corporation:

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

KCAP-G

CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com